UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2019

Yext, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Madison Ave, 5th Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 994-3900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

On March 18, 2019, Yext, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”).  Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue and sell and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 6,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-230370) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 900,000 shares of Common Stock. The Underwriter notified the Company of the exercise in full of its option to purchase the additional shares on March 19, 2019. The Offering, including the sale of shares of Common Stock subject to the Underwriter’s option, is expected to close on March 20, 2019.

The net proceeds from the Offering to the Company are approximately $146.6 million, after deducting underwriting discounts and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement by and between Yext, Inc. and Goldman Sachs & Co. LLC, dated March 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin
EVP & General Counsel

Date: March 20, 2019